Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Home Mortgage Holdings, Inc. on Form S-8 of our report dated March 23, 2001 appearing in the Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2000.

/s/  Deloitte & Touche LLP

Princeton, New Jersey
October 25, 2001